Exhibit 99.6

P R O X Y

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

DMY TECHNOLOGY GROUP, INC. III

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry You and Niccolo de Masi (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of dMY Technology Group, Inc. III (the “Company” or “dMY”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [    ] at [    ] virtually, at https://www.cstproxy.com/dmytechnologyiii/sm2021 (the “meeting”), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4-A THROUGH 4-C, 5, 6 AND 7.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, signed and dated on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [    ].

This notice of Special Meeting and the accompanying Proxy Statement are available at:

https://www.cstproxy.com/dmytechnologyiii/sm2021

DMY TECHNOLOGY GROUP, INC. III — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4-A THROUGH 4-C, 5, 6 AND 7.	Please mark vote as indicated in this example	☒

Proposal No. 1 — Transaction Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 7, 2021 (the “Merger Agreement”), by and among dMY, Ion Trap Acquisition Inc., a Delaware corporation and a direct, wholly owned subsidiary of dMY (“Merger Sub”), and IonQ, Inc., a Delaware corporation (“IonQ”), a copy of which is attached to the proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby, including, among other things, the merger of Merger Sub with and into IonQ, with IonQ continuing as the Surviving Corporation (together with the other transactions contemplated by the Merger Agreement, the “Business Combination”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4-C — To provide that any amendment to certain provisions of the Proposed Charter will require the approval of the holders of at least 662/3% of the voting power of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.

Proposal No. 5 — Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve the 2021 Equity Incentive Plan (as defined in the proxy statement/prospectus), in the form attached to the proxy statement/prospectus as Annex D, including the authorization of the initial share reserve under such plan;

Proposal No. 6 — Employee Stock Purchase Plan Proposal — To consider and vote upon a proposal to approve the Employee Stock Purchase Plan (as defined in the proxy statement/prospectus), in the form attached to the proxy statement/prospectus as Annex E, including the authorization of the initial share reserve under such plan;

Proposal No. 7 — Adjournment Proposal — To consider and vote upon a proposal to allow the chairman of the Special Meeting (as defined in the proxy statement/prospectus) to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Transaction Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposals, the Equity Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal.

			FOR ☐ FOR ☐ FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐ AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐ ABSTAIN ☐ ABSTAIN ☐

Proposal No. 2 — NYSE Proposal — To consider and vote upon a proposal to adopt and approve, for purposes of complying with applicable listing rules of the New York Stock Exchange: the issuance of shares of common stock, par value $0.0001 per share, of the Combined Company (as defined in the proxy statement/prospectus) and securities convertible into or exchangeable for the Combined Company common stock in connection with the Business Combination, including the issuance of shares of common stock in connection with the PIPE Investment (as defined in the proxy statement/prospectus);

Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation in the form attached to the proxy statement/prospectus as Annex B;

Proposal No. 4 — Governance Proposals — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed Charter (as defined in the proxy statement/prospectus), presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements:

FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐

Proposal No. 4-A — To increase the total number of shares of all classes of authorized capital stock from (i) 401,000,000, consisting of (a) 400,000,000 shares of common stock, including (1) 380,000,000 shares of Class A common stock, par value $0.0001 per share and (2) 20,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share, to (ii) 1,020,000,000, consisting of (A) 1,000,000,000 shares of common stock, par value $0.0001 per share, and (B) 20,000,000 shares of preferred stock, par value $0.0001 per share.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4-B — To provide that any amendment to the amended and restated bylaws will require the approval of either the Combined Company’s board of directors or the holders of at least 662/3% of the voting power of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:                                                                                                                         2021

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 and 2. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.